EXHIBIT 5.1

DON A. PARSADISO, P. A.
7300 N. Federal Highway, Suite 207
Boca Raton, Florida 33487
(561) 989-3600 Fax (561) 989-0069
donparadiso@myfloridacorporatelawyer.com

Member New York and Florida Bars
Admitted to Practice Before the United States Tax Court

We have acted as special counsel for India Globalization Capital, Inc., a Maryland corporation (the “Company”), in connection with the proposed issuance of 750,000 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”). The Shares are included in a Registration Statement on Form S-3 (File No. 333-185502) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a base prospectus dated December 14, 2012 included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a preliminary prospectus supplement dated August 23, 2013 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”) and a prospectus supplement to be filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to a placement agent agreement dated March 31, 2014 by and among Midtown Partners & Co., LLC and the Company (the “Placement Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

We understand that the Shares are to be sold, as described in the Registration Statement, and the Prospectus, pursuant to the Placement Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

 In connection with this opinion, we have examined the Registration Statement and the Prospectus. We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the shares sold in the register direct offering (the “Offering”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the Company, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

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Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

Opinions

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement and the Prospectus and in accordance with the Placement Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and Supplement to the Prospectus under the caption “Legal Matters.”

These opinions are for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in each of the Prospectus and the Sales Agreement Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

Don A. Paradiso, P.A.

/s/ Don A. Paradiso, P.A.
By: Don A. Paradiso, P.A.

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